Exhibit 99.1

Boulevard Acquisition Corp. II and Estre Ambiental S.A. Complete Business Combination

Combined Company Trading on NASDAQ under ticker ESTR

Completed Transaction Will Enhance Market Leadership of
the Largest Waste Management Company in Latin America

New York and São Paulo, December 22, 2017 — Boulevard Acquisition Corp. II (NASDAQ: BLVD) (“Boulevard”) and Estre Ambiental S.A. today jointly announced that their previously announced business combination has closed following the receipt of Boulevard stockholder approval. The newly combined company, named Estre Ambiental, Inc. (“Estre”), will begin trading its ordinary shares and warrants today on the NASDAQ under the symbols “ESTR” and “ESTRW,” respectively.

Sérgio Pedreiro, Chief Executive Officer of Estre, said, “We are excited to have completed our combination with Boulevard and look forward to continuing our strategy of pursuing organic and acquisition growth opportunities. We will continue to work hard to distinguish Estre as the leading waste management enterprise in Latin America and maximize the abundant opportunities ahead.”

As previously announced, Estre’s management team, led by Chief Executive Officer Sérgio Pedreiro, will continue to lead the company.

About Estre

Estre is the largest waste management company in Brazil and Latin America, as measured by disposal capacity, collection volume and market share. Estre provides collection, transfer, recycling and disposal services to more than 31 million people in seven Brazilian states where approximately 50% of Brazil’s population is concentrated. Estre landfill operations, which are currently focused around 13 strategically located landfills, dispose of approximately 6.0 million tons of waste annually. Estre also expects to add five additional landfills to its operations over the next several years. Estre’s waste management infrastructure also includes two landfill gas-to-energy facilities with an installed capacity of approximately 14 MW, as well as three hazardous and medical waste facilities. Additional information on Estre is available at http://www.estre.com.br/en/.

About Boulevard Acquisition Corp. II

Boulevard was a public investment vehicle formed by Avenue Capital Group for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Boulevard’s former officers and certain of its directors are affiliated with Avenue Capital Group. Avenue is an established global alternative investment firm founded in 1995 with approximately US$10 billion in assets under management. Avenue’s primary focus is investing in credit and other special situation investments in the United States, Europe and Asia.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding forecasts of financial and performance metrics, projections of market opportunity, macroeconomic outlook and the expected benefits of the proposed business combination. These statements are based on various assumptions and on the current expectations of Estre management and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions in Brazil; potential government interventions resulting in changes to the Brazilian economy, applicable taxes and tariffs, inflation, exchange rates, interest rates and the regulatory environment; changes in the financial condition of Estre’s clients affecting their ability to pay for its services; the results of competitive bidding processes, which could lead to the loss of material contracts or curtail Estre’s expansion efforts; the outcome of judicial and administrative proceedings to which Estre is or may become a party or governmental investigations to which Estre may become subject that could interrupt or limit Estre’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in Estre’s clients’ preferences, prospects and the competitive conditions prevailing in the Brazilian waste management; those factors discussed in Estre’s prospectus, dated December 8, 2017, under the heading “Risk Factors,” and other documents of Estre filed, or to be filed, with the SEC. These statements speak only as of the date they are made and neither Boulevard nor Estre undertakes any obligation to update any forward-looking statements contained herein to reflect events or circumstances which arise after the date of this press release.

Contacts

Fabio D’Avila

Estre

ir@estre.com.br

+55 11-3709-2358

Todd Fogarty / Aduke Thelwell

Kekst

todd.fogarty@kekst.com or aduke.thelwell@kekst.com

+ 1 212-521-4800